UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 8, 2017

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

310-788-5200

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Underwriting Agreement

On February 8, 2017, Houlihan Lokey, Inc. (“we,” “us,” “our,” or the “Company”) and certain of our former and current employees and members of management (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale of 8,000,000 shares of the Company’s Class A common stock at a public offering price of $29.25 per share (the “Offering”). We and the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 1,200,000 additional shares of our Class A common stock in the Offering at the offering price less underwriting discounts and commissions. We will not receive any net proceeds from the sale of shares of our Class A common stock by the Selling Stockholders.

The Offering is being made pursuant to an effective shelf registration statement, including a prospectus and related prospectus supplement, filed with the Securities and Exchange Commission. The Offering is expected to close on or about February 14, 2017, subject to customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report.

Forward Share Purchase Agreement

In connection with, and prior to, the Offering, on February 6, 2017, we entered into a Forward Share Purchase Agreement (the “Purchase Agreement”), with an indirect wholly owned subsidiary of ORIX USA Corporation (“ORIX USA”) pursuant to which we agreed to repurchase from ORIX USA on April 5, 2017 the number of shares of our Class B common stock equal to the number of shares of our Class A common stock sold by us in the Offering (including any shares sold upon the exercise by the Underwriters of their option to purchase additional shares of our Class A common stock) for a purchase price per share equal to the public offering price in the Offering less underwriting discounts and commissions. In the event a dividend is paid on our common stock during the period between the closing of the Offering and the settlement of the Purchase Agreement on April 5, 2017, the purchase price per share under the Purchase Agreement will be reduced by the per share amount of any such dividend paid to ORIX USA on the shares of our Class B common stock subject to the Purchase Agreement. We will use the net proceeds received by us from the Offering to acquire such shares sold pursuant to the Purchase Agreement. The effectiveness of the Purchase Agreement is conditioned only upon the completion of the Offering. The rights and obligations of each party under the Purchase Agreement are non-transferrable without the consent of the non-transferring party. A copy of the Purchase Agreement is filed as Exhibit 99.1 to this report.

The foregoing descriptions of the Underwriting Agreement and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full texts of the Underwriting Agreement and the Purchase Agreement, which are incorporated by reference herein.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2017, by and between Houlihan Lokey, Inc., the selling stockholders identified therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Forward Share Purchase Agreement, dated February 6, 2017, by and between Houlihan Lokey, Inc. and ORIX HLHZ Holding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
		Name:	J. Lindsey Alley
		Position:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2017, by and between Houlihan Lokey, Inc., the selling stockholders identified therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Forward Share Purchase Agreement, dated February 6, 2017, by and between Houlihan Lokey, Inc. and ORIX HLHZ Holding LLC.